VANDERKAM & ASSOCIATES
                                ATTORNEYS AT LAW
                             1301 TRAVIS, STE. 1200
                                HOUSTON, TX 77002
                                 (713) 547-8900
                            (713) 547-8910 FACSIMILE

                                November 3, 2003

New Wave Windmills, Inc.
121 S Gordon Rd., Navarro Isle
Ft. Lauderdale, FL 33310

Gentlemen:

         You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of New Wave Windmills, Inc. (the "Company") covered by a Form 10-SB Registration Statement, as amended through the date hereof (the "Registration Statement") initially filed with the Securities and Exchange Commission (050452 ) by the Company on November 3, 2003 for the purpose of registering such securities under the Securities Act of 1934:

1.   20,000,000   shares  of  common  stock,  no  par  value  (the   "Registered
     Securities").

         In connection with this opinion, we have examined the corporate records of the Company, including the Company's Certificate of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. Based upon the foregoing, it is our opinion that the Registered Securities, when sold and issued in accordance with the Registration Statement and the final prospectus thereunder, and for the consideration therein referred to, will be legally issued, fully paid, and non-assessable.

         In giving the opinions expressed above, we advise that our opinions herein are with respect to federal law and the law of the State of Florida only and that, to the extent such opinions are derived from laws of other jurisdictions, such statements are based upon an examination of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                            Very truly yours,

                                             VANDERKAM & ASSOCIATES

                                            /s/ Hank Vanderkam